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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         FLOUR CITY INTERNATIONAL, INC.

         Pursuant to the provisions of the Nevada Revised Statutes Section
78.403 the undersigned corporation hereby adopts the following Amended and Restated Articles of Incorporation to its Articles of Incorporation to supersede the original Articles of Incorporation.


                                    ARTICLE I

         NAME. The name of the corporation is Flour City International, Inc.

                                   ARTICLE II

         DURATION. The corporation shall exist perpetually or until dissolved according to law.

                                   ARTICLE III

         PURPOSE. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Business Corporation Act other than the banking business or the trust company business.

                                   ARTICLE IV

         CAPITALIZATION. A. Number and Par Value of Shares. The Corporation is authorized to issue fifty million (50,000,000) shares of common stock with a par value of one hundredth of a cent ($.0001 ) per share. All of the shares of common stock shall be of the same class, without preference or distinction. The Corporation is authorized to issue five million (5,000,000) shares of preferred stock with a par value of one hundredth of a cent ($.0001 ) per share.

         B. Preferred Stock. The preferred stock may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of preferred shares, and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly and issued series of preferred shares, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         C. Assessment of Shares. The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been

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paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

         D. CUMULATIVE VOTING. Cumulative voting by any shareholder is denied.

                                    ARTICLE V

         BYLAWS. Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws. Bylaws may be adopted, amended or repealed by the Board of Directors.

                                   ARTICLE VI

         PRE-EMPTIVE RIGHTS. No holder of shares of the capital stock of any class of the corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "convertible obligations" as used herein shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

                                   ARTICLE VII

         REGISTERED OFFICE AND RESIDENT AGENT. The address of the Corporation's registered office is 502 East John Street, Carson City, Nevada 89706. The name of the resident agent is CSC Services of Nevada, Inc. The address of the resident agent is 502 East John Street, Carson City, Nevada 89706.

                                  ARTICLE VIII

         DIRECTORS. The number of directors which shall constitute the Board of Directors of the corporation may vary as prescribed by the by-laws provided that there is at least one Director.

         The names and addresses of the Directors serving on the Board of Directors, as of the date hereof, are as follows:

Name                                        Address
----                                        -------

John W. Y. Tang    915 Riverview Drive, Suite One, Johnson City, Tennessee 37601
Michael J. Russo   915 Riverview Drive, Suite One, Johnson City, Tennessee 37601
Johnson K. Fong    915 Riverview Drive, Suite One, Johnson City, Tennessee 37601

                                   ARTICLE IX

         AMENDMENT TO ARTICLES OF INCORPORATION. These Articles of

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Incorporation may be amended only in accordance with Nevada Revised Statute
78.390.

                                    ARTICLE X

         BUSINESS COMBINATIONS. The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations, and on the communities and geographical areas in which the corporation and its subsidiaries operate or are located and on any of the businesses and properties of the corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the financial consideration being offered in relation to the then current market price for the corporation's outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the corporation (including the unrealized value of its properties and assets) as an independent going concern.

                                   ARTICLE XI

         DIRECTORS' AND OFFICERS' LIABILITY. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation. No amendment or repeal of this Article XI applies to or has any affect on the liability or alleged liability of any director or officer of this corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

                                   ARTICLE XII

         INDEMNITY AGREEMENTS. The Board of Directors is authorized on behalf of the corporation to authorize and approve indemnity agreements between the corporation and each director and each officer, in form and content acceptable to the board, which agreements shall provide that the corporation shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law as such law may be in effect at the time any such indemnification under any such agreement may be sought, no later than 30 days after a written demand has been made therefor, against all expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement for claims with respect to events relating to indemnitee's service

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with or for the corporation, and which agreements shall provide that in any proceeding to enforce the obligation to indemnify such person, the corporation shall have the burden to establish that such indemnification is prohibited; provided, however, that such agreements shall, in form and content acceptable to the board, exclude from indemnification a judgment or other final adjudication adverse to indemnitee that established (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty, or (b) that he or she in fact gained a financial advantage to which he or she was not legally entitled, in which event the amount of the indemnification shall be reduced by the amount of such financial advantage gained.


                                  ARTICLE XIII

         ADOPTION OF AMENDED AND RESTATED ARTICLES. These above Amended and Restated Articles of Incorporation have been consented to and adopted by a majority of the stockholders entitled to vote thereon. Michael J. Russo, as President, and Bryan R. Willis, as Assistant Secretary of Flour City International, Inc. have been authorized to execute the foregoing certificate by the unanimous written consent of the Directors on February 19, 1998, and the foregoing certificate sets forth the Articles of Incorporation as amended and restated as of the date of the certificate.

                  IN WITNESS WHEREOF, Flour City International, Inc., has caused this certificate of Amended and restated Articles of Incorporation to be signed by its President and Assistant Secretary this __th day of February 1998.




                           --------------------------
                           Michael J. Russo
                           President



                           --------------------------
                           Bryan R. Willis
                           Assistant Secretary





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STATE OF TENNESSEE          )
                            )
                            ) SS.:
COUNTY OF WASHINGTON        )


         On ______________________, personally appeared before me, a Notary Public in and for the State and County aforesaid, Mike Russo, and Bryan R. Willis, President and Assistant Secretary of Flour City International, Inc., personally known to me, or demonstrated to me on the basis of satisfactory evidence, to be the persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.


                                                  ---------------------------
                                                  Notary Public

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